Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 of our report dated March 4, 2025 with respect to the consolidated financial statements of QXO, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Marcum LLP

Marlton, New Jersey

July 1, 2026